EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 9, 2023 (this “Amendment”), is entered into among Coeur Mining, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
A. The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 29, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of October 29, 2018, as further amended by that certain Second Amended to Credit Agreement dated as of April 30, 2019, as further amended by that certain Third Amendment to Credit Agreement dated as of August 6, 2019, as further amended by that certain First Incremental Facility Amendment dated as of December 14, 2020, as further amended by that certain Fifth Amendment to Credit Agreement dated as of March 1, 2021, as further amended by that certain Sixth Amendment to Credit Agreement dated as of May 2, 2022, as further amended by that certain Seventh Amendment to Credit Agreement dated as of November 9, 2022, and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
B. The parties hereto have agreed to amend the Credit Agreement as provided herein.
C. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
1. Amendments. The Credit Agreement is hereby amended as follows:
(a)    The following new definition is hereby added to Section 1.01 of the Credit Agreement to read as follows:
“Eighth Amendment Effective Date” means August 9, 2023.
“Eighth Amendment Period” means the period from the Eighth Amendment Effective Date to and including the date that the financial statements and Compliance Certificate are delivered pursuant to Sections 6.01(b) and 6.02(b) for the fiscal quarter ending March 31, 2024.
(b)    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Term SOFR Loans	Base Rate Loans
1	< 1.00:1.00	0.35%	2.00%	2.00%	1.00%
2	< 2.00:1.00 but ≥ 1.00:1.00	0.40%	2.25%	2.25%	1.25%
3	< 3.00:1.00 but ≥ 2.00:1.00	0.45%	2.50%	2.50%	1.50%
4	< 3.50:1.00 but ≥ 3.00:1.00	0.50%	2.75%	2.75%	1.75%
5	< 4.00:1.00 but ≥ 3.50:1.00	0.50%	3.50%	3.50%	2.50%
6	< 5.00:1.00 but ≥ 4.00:1.00	0.50%	3.75%	3.75%	2.75%
7	> 5.00:1.00	0.50%	4.00%	4.00%	3.00%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 7 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. During the period from the Eighth Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2024, the Applicable Rate shall be no lower than Pricing Tier 6. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
(c) Clause (b)(v) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
(v) integration costs or costs associated with establishing new facilities and charges incurred by Coeur Rochester as a result of net realizable value inventory adjustments due to increased production costs and/or decreased mineral grades, recovery rates, and estimated future sales prices thereof, provided that the aggregate amount of all costs or charges added back under this clause (b)(v) shall not exceed (A) for any consecutive four-quarter period ending during the period from September 30, 2022 to and including June 30, 2024, $50,000,000, (B) for any consecutive four-quarter period ending during the period from July 1, 2024 to and including September 30, 2024, $40,000,000, (C) for any consecutive four-quarter period ending during the period from October 1, 2024 to and including December 31, 2024, $30,000,000, (D) for any consecutive four-quarter period ending thereafter, $15,000,000; minus
(d) A new clause (d) is hereby added to the proviso in the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement to read as follows:

and (d) no Permitted Acquisition shall take place during the Eighth Amendment Period.
(e)    A new Section 6.01(d) is hereby added to the Credit Agreement to read as follows:
(c) as soon as available, but in any event within 15 Business Days after the end of each calendar month during the Eighth Amendment Period, commencing with the calendar month ending July 31, 2023, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such calendar month, the related consolidated statements of income or operations for such calendar month and for the portion of the Borrower’s fiscal year then ended, the related consolidated statements of cash flows for such calendar month and for the portion of the Borrower’s fiscal year then ended, in each case setting forth in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, a schedule showing the Consolidated Capital Expenditures for such calendar month, and management’s discussion and analysis of the Borrower’s financial condition for such calendar month (versus the Borrower’s forecasted financial condition for such calendar month), in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(f)    Section 7.11 of the Credit Agreement is hereby amended to read as follows:
(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio to be greater than (i) 5.50:1.00 as of the end of the fiscal quarter of the Borrower ending September 30, 2023, (ii) 4.50:1.00 as of the end of each fiscal quarter of the Borrower ending during the period from October 1, 2023 to and including March 31, 2024 and (iii) 3.50:1.00 as of the end of each fiscal quarter of the Borrower ending thereafter.
(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio to be less than (i) 2.50:1.00 as of the end of the fiscal quarter of the Borrower ending June 30, 2023, (ii) 2.50:1.00 as of the end of the fiscal quarter of the Borrower ending September 30, 2023 and (iii) 3.00:1.00 as of the end of each fiscal quarter of the Borrower ending thereafter.
(c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio to be greater than (i) 2.25:1.00 as of the end of each fiscal quarter of the Borrower ending during the period from the Eighth Amendment Effective Date to and including March 31, 2024 and (ii) 2.00:1.00 as of the end of each fiscal quarter of the Borrower ending thereafter.
3. Bank Financial Advisor. The Borrower hereby agrees that, in the event the Administrative Agent engages, either directly or through counsel, a single financial advisor (the “Bank Financial Advisor”) to monitor the Borrower’s and Subsidiaries’ financial and operational performance or such other services as the Administrative Agent may request (the determination of whether to make such engagement, the scope thereof and the identity of such Bank Financial Advisor to be in the Administrative Agent’s reasonable discretion), the Borrower shall: (i) undertake commercially reasonable efforts to cooperate fully with the Bank Financial Advisor and provide the Bank Financial Advisor with reasonable access to the Borrower’s and Subsidiaries’ facilities, books and records, officers and consultants (including, without limitation, outside consultants) and any information reasonably necessary for the Bank Financial Advisor to perform the services within its scope of engagement; and (ii) promptly upon demand therefor, reimburse the Administrative Agent for the documented fees and out of pocket expenses reasonably incurred by the Administrative Agent in connection with its engagement of the Bank Financial Advisor.
4. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the undersigned Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the undersigned Loan Parties may have or claim to have against any entity or other Person within the Lender Group.
5. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 5 shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent.
(a) Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Loan Parties, the Required Lenders and the Administrative Agent.
(b) Lender Fees. The Borrower shall have paid to the Administrative Agent (or the Arranger) for the account of each Lender executing this Amendment the agreed amendment fees.
(c) Fees and Expenses. The Borrower shall have paid all fees and expenses owed by the Borrower to the Administrative Agent and the Arranger including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or the Arranger (directly to such counsel if requested by the Administrative Agent or the Arranger) to the extent payable pursuant to the Loan Documents and invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or the Arranger).
6. Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.
7. Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and the availability of equitable remedies.

(c) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) those for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d) The execution, delivery and performance by such Loan Party of this Amendment do not (i) contravene the terms of its Organization Documents or (ii) violate any Law, except in each case as could not reasonably be expected to have a Material Adverse Effect.
8. Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default. The undersigned Loan Parties further acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Revolving Loans and L/C Obligations constitute valid and subsisting obligations of such Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.
9. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
10. GOVERNING LAW. TTHIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWER:    COEUR MINING, INC.,
a Delaware corporation
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Senior Vice President and Chief Financial Officer
GUARANTORS:    COEUR EXPLORATIONS, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR ROCHESTER, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR CAPITAL, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR ALASKA, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR SOUTH AMERICA CORP.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF RESOURCES (U.S.A.), INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President

WHARF RESOURCES MANAGEMENT INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF REWARD MINES INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF GOLD MINES INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP

By: Wharf Gold Mines Inc., its General Partner
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR STERLING HOLDINGS LLC

By: Coeur Mining, Inc., its Sole Member
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Senior Vice President and Chief Financial Officer
STERLING INTERMEDIATE HOLDCO, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President

ADMINISTRATIVE
AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/  Lisa Berishaj
Name: Lisa Berishaj
Title: Vice President

LENDERS:    BANK OF AMERICA, N.A.,
    as a Lender, L/C Issuer and Swingline Lender
By: /s/  Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President

ROYAL BANK OF CANADA,
as a Lender
By: /s/  Stam Fountoulakis
Name: Stam Fountoulakis
Title: Authorized Signatory

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender
By: /s/  Grace Chan
Name: Grace Chan
Title: Vice President, Corporate Banking

THE BANK OF NOVA SCOTIA,
as a Lender
By: /s/  Stephen MacNeil
Name: Stephen MacNeil
Title: Director
By: /s/  Monika Kokolari
Name: Monika Kokolari
Title: Associate

ING CAPITAL LLC,
as a Lender
By: /s/  remko van de water
Name: remko van de water
Title: Managing Director
By: /s/  Brian Gorski
Name: Brian Gorski
Title: Director

GOLDMAN SACHS BANK USA,
as a Lender
By: /s/  Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory